EXHIBIT 99.1

NEWS RELEASE

CONTACT:	Investor Relations Irvine Sensors Corporation 714-444-8718 investorrelations@irvine-sensors.com

FOR IMMEDIATE RELEASE

IRVINE SENSORS RELEASES MID-YEAR RESULTS

COSTA MESA, CALIFORNIA — May 7, 2004 — Irvine Sensors Corporation (NASDAQ: IRSN, Boston Stock Exchange: ISC) today reported operating results for the company’s second fiscal 2004 quarter and first fiscal half, the 13 and 26-week periods ended March 28, 2004.

Total revenues for the 13-week period ended March 28, 2004 were $2,425,800, a decrease of 2.5% from $2,487,500 in total revenues realized in last year’s second fiscal quarter. Total revenues for the 26-week period ended March 28, 2004 were $5,866,100, a decrease of 23.7% from $7,684,500 for the comparable 26 weeks of fiscal 2003, reflecting the fiscal 2003 contribution of a large development contract that was essentially completed in the first 26 weeks of last year and the absence of a similar contract in the current year period. Despite the declines in revenue, improved margins on fiscal 2004 contracts contributed to improvements in the net loss for both the 13 and 26-week periods of fiscal 2004 over the comparable periods of last year. Net loss for the 13-week period ended March 28, 2004 was $1,611,600, a 20.5% improvement over the $2,027,700 loss of the 13-week period ended March 30, 2003. Net loss for the 26-week period ended March 28, 2004 was $2,509,400, a 7.8% improvement over the $2,721,400 loss of the 26-week period ended March 30, 2003.

Irvine Sensors Corporation, headquartered in Costa Mesa, California, is primarily engaged in the sale of stacked chip assemblies and research and development related to high density electronics, miniaturized sensors and cameras, optical interconnection technology, high speed routers, image processing and low-power analog and mixed-signal integrated circuits for diverse systems applications.

—00—

IRVINE SENSORS CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	March 28, 2004	March 30, 2003	March 28, 2004	March 30, 2003
Revenues:
Contract research and development revenue	$2,295,900	$1,620,300	$4,770,000	$6,200,900
Product sales	115,100	848,200	1,054,800	1,447,500
Other revenue	14,800	19,000	41,300	36,100

Total revenues	2,425,800	2,487,500	5,866,100	7,684,500

Cost and expenses:
Cost of contract research and development revenue	1,767,000	1,506,700	3,160,600	5,128,000
Cost of product sales	214,600	753,800	1,280,800	1,360,400
General and administrative expense	1,485,000	1,535,700	2,778,400	3,047,100
Research and development expense	547,500	644,100	1,097,300	739,200

	4,014,100	4,440,300	8,317,100	10,274,700

Loss from operations	(1,588,300)	(1,952,800)	(2,451,000)	(2,590,200)
Interest expense	(11,900)	(66,400)	(45,000)	(117,900)
Loss on disposal of assets	(6,800)	—	(6,800)	(5,800)
Interest and other income	400	—	400	4,700

Loss before minority interest and provision for income taxes	(1,606,600)	(2,019,200)	(2,502,400)	(2,709,200)
Minority interest in loss of subsidiaries	1,800	(4,300)	5,800	1,900
Provision for income taxes	(6,800)	(4,200)	(12,800)	(14,100)

Net loss	(1,611,600)	(2,027,700)	(2,509,400)	(2,721,400)

Imputed dividend on Series E stock issued	—	(77,400)	—	(920,300)
Net loss applicable to common stockholders	$(1,611,600)	$(2,105,100)	$(2,509,400)	$(3,641,700)

Basic and diluted net loss per common share	$(0.11)	$(0.28)	$(0.17)	$(0.49)

Weighted average number of shares outstanding	15,265,500	7,614,700	14,557,700	7,410,600

IRVINE SENSORS CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 28, 2004	September 28, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$521,200	$1,166,800
Restricted cash	35,200	54,200
Accounts receivable, net of allowance for doubtful accounts of $10,000 and $57,700, respectively	778,900	443,500
Unbilled revenues on uncompleted contracts	1,119,100	598,100
Inventory, net	864,600	932,100
Other current assets	97,200	48,500

Total current assets	3,416,200	3,243,200
Equipment, furniture and fixtures, net	4,364,800	4,417,600
Patents and trademarks, net	742,100	707,400
Deposits	87,600	87,400

Total assets	$8,610,700	$8,455,600

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,161,100	$1,620,600
Accrued expenses	810,200	806,100
Accrued loss on contracts	48,200	358,500
Advance billings on uncompleted contracts	63,300	437,000
Deferred revenue	25,000	251,700
Capital lease obligations – current portion	30,100	30,700

Total current liabilities	2,137,900	3,504,600
Capital lease obligations, less current portion	65,900	34,700
Minority interest in consolidated subsidiaries	425,700	431,500

Total liabilities	2,629,500	3,970,800

Commitments and contingencies (Note 8)	—	—

Stockholders’ Equity:
Preferred stock, $0.01 par value, 500,000 shares authorized; Series E convertible preferred stock, 0 and 2,083 shares outstanding	—	—
Common stock, $0.01 par value, 80,000,000 shares authorized; 15,848,500 and 12,947,700 shares issued and outstanding	158,500	129,500
Common stock warrants; 1,574,700 and 2,065,600 warrants outstanding	—	—
Unamortized employee stock bonus plan contribution	(294,200)	—
Common stock held by Rabbi Trust	(250,000)	(250,000)
Deferred compensation liability	250,000	250,000
Paid-in capital	114,586,500	110,315,500
Accumulated deficit	(108,469,600)	(105,960,200)

Total stockholders’ equity	5,981,200	4,484,800

	$8,610,700	$8,455,600